UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2017

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements with Certain Officers.

Kilroy Realty Corporation (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) on May 23, 2017. At the Annual Meeting, the stockholders of the Company approved an amended and restated Kilroy Realty 2006 Incentive Award Plan (the “Plan”). The amended and restated Plan reflects an increase in the limit on the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the Plan by an additional 900,000 shares so that the new aggregate share limit under the Plan is 9,220,000 shares. The Company may grant awards under the amended and restated Plan until April 4, 2027. The amended and restated Plan provides that the grant date fair value of equity awards granted under the Plan during any one calendar year to any one member of the Company’s board of directors (the “Board”) who, at the time of grant, is not an officer or employee of the Company or one of its subsidiaries (a “non-employee director”), is $300,000 (except that the annual limit is $500,000 for a non-employee director’s first year of service on the Board and for a non-employee director serving as the independent Chair of the Board or as the Company’s lead independent director). The amended and restated Plan also permits the Company to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code through the first annual meeting of the Company’s stockholders that occurs in 2022.

The preceding summary is qualified in its entirety by reference to the text of the amended and restated Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Company was held on May 23, 2017.

(b)	Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:	Election of directors, each to serve until the Company’s 2018 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
John Kilroy	85,166,180	2,775,479	1,224,692	2,579,330
Edward Brennan, PhD	85,388,738	3,693,718	83,895	2,579,330
Jolie Hunt	88,259,176	823,068	84,107	2,579,330
Scott Ingraham	88,744,742	337,502	84,107	2,579,330
Gary Stevenson	88,306,045	776,199	84,107	2,579,330
Peter Stoneberg	87,767,905	1,314,339	84,107	2,579,330

Proposal 2:	Approval of the amendment and restatement of the 2006 Incentive Award Plan.

For	Against	Abstain	Broker Non-Votes
85,222,826	3,843,474	100,051	2,579,330

Proposal 3:	Approval, on an advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
72,092,500	16,574,370	499,481	2,579,330

Proposal 4:	Vote, on an advisory basis, on the frequency of the advisory vote on the compensation of the Company's named executive officers.

1 Year	2 Years	3 Years	Abstain
74,559,190	21,574	14,489,934	95,653

Proposal 5:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
90,904,858	756,301	84,522	0

(d)
In light of the voting results on Proposal 4 and other factors considered by the Board, the Board has determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next required vote on the frequency of future advisory votes on named executive officer compensation is conducted, which will occur no later than the Company’s annual meeting of stockholders in 2023.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Kilroy Realty 2006 Incentive Award Plan
_______________
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: May 23, 2017

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller